SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

FILED BY THE REGISTRANT ☐                            FILED BY A PARTY OTHER THAN THE REGISTRANT ☒

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

COINSTAR, INC.

(Name of the Registrant as Specified In Its Charter)

SHAMROCK ACTIVIST VALUE FUND, L.P.

SHAMROCK ACTIVIST VALUE FUND II, L.P.

SHAMROCK ACTIVIST VALUE FUND III, L.P.

SHAMROCK ACTIVIST VALUE FUND GP, L.L.C.

SHAMROCK PARTNERS ACTIVIST VALUE FUND, L.L.C.

SHAMROCK CAPITAL ADVISORS, INC.

SHAMROCK HOLDINGS OF CALIFORNIA, INC.

SHAMROCK HOLDINGS, INC.

STANLEY P. GOLD

EUGENE I. KRIEGER

JOHN M. PANETTIERE

ARIK AHITOV

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION

DATED APRIL 23, 2008

2008 ANNUAL MEETING

OF

THE STOCKHOLDERS OF COINSTAR, INC.

PROXY STATEMENT

OF

THE SHAMROCK ACTIVIST VALUE FUND

To Our Fellow Coinstar Stockholders:

This Proxy Statement and the accompanying GOLD proxy card are being furnished to stockholders of Coinstar, Inc. (the “Company” or “Coinstar”) in connection with the solicitation of proxies by Shamrock Activist Value Fund, L.P., a Delaware limited partnership (“SAVF”), Shamrock Activist Value Fund II, L.P., a Virginia limited partnership (“SAVF II”), and Shamrock Activist Value Fund III, L.P., a Delaware limited partnership (“SAVF III” and, together with SAVF and SAVF II, the “Shamrock Activist Value Fund”), to be used at the 2008 Annual Meeting of Stockholders of Coinstar (the “Annual Meeting”), and at any adjournments or postponements thereof. The Company has announced that the Annual Meeting will be held at 10:00 a.m. Pacific Standard time on Tuesday, June 3, 2008, at the Company’s offices located at 1800 114th Avenue S.E., Bellevue, Washington 98004. This Proxy Statement and the GOLD proxy card are first being furnished to Coinstar stockholders on or about April [    ], 2008.

The Shamrock Activist Value Fund is soliciting your proxy for the Annual Meeting to elect to the Board of Directors of the Company (the “Board”) Messrs. Eugene I. Krieger, John M. Panettiere and Arik Ahitov (Mr. Ahitov, together with Messrs. Krieger and Panettiere, the “Nominees”). All of the Nominees have consented to serve as directors if elected. If elected, the Nominees intend to exercise their independent judgment in accordance with their fiduciary duties as directors.

If any of our Nominees is unable or otherwise unavailable to serve as a director, the Shamrock Activist Value Fund reserves the right to nominate a replacement candidate for election as director (in which case any such replacement shall be deemed a Nominee). In any such case, the GOLD proxy card will be voted for any such substitute Nominee(s).

THE SHAMROCK ACTIVIST VALUE FUND URGES YOU TO JOIN US IN OUR EFFORT TO INCREASE DIRECT STOCKHOLDER REPRESENTATION ON THE COINSTAR BOARD BY VOTING YOUR GOLD PROXY CARD FOR MESSRS. EUGENE I. KRIEGER, JOHN M. PANETTIERE AND ARIK AHITOV TODAY!

PLEASE DO NOT SIGN ANY WHITE PROXY CARD SENT TO YOU BY THE COMPANY. IF YOU HAVE ALREADY SIGNED AND RETURNED A WHITE PROXY CARD TO THE COMPANY, YOU MAY REVOKE THAT PROXY BY SIGNING, DATING AND RETURNING A LATER-DATED GOLD PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE, OR BY VOTING BY TELEPHONE OR OVER THE INTERNET BY FOLLOWING THE INSTRUCTIONS FOR TELEPHONE OR INTERNET VOTING ON THE GOLD PROXY CARD, OR BY VOTING IN PERSON AT THE ANNUAL MEETING. SEE “RECORD DATE AND VOTING” BELOW.

As of April 14, 2008, the Shamrock Activist Value Fund owns an aggregate of 3,712,744 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), which represents approximately 13.4% of the Shares outstanding as of February 8, 2008. To the Shamrock Activist Value Fund’s knowledge, the Company has not disclosed the number of Shares outstanding on the Record Date nor has it included this information in its preliminary proxy statement for the Annual Meeting filed on April 11, 2008. Therefore, references to the percentages of Shares outstanding held by the Shamrock Activist Value Fund in this Proxy Statement are based on the 27,738,062 Shares outstanding as of February 8, 2008 as reflected in the Company’s Annual Report in the Form 10-K filed by the Company on February 29, 2008. The address of the Shamrock Activist Value Fund is 4444 Lakeside Drive, Burbank, CA 91505. The Shamrock Activist Value Fund intends to vote all of its Shares FOR the election of our Nominees.

IMPORTANT

YOUR VOTE IS EXTREMELY IMPORTANT, REGARDLESS OF WHETHER YOU OWN ONE SHARE OR MANY SHARES. THE SHAMROCK ACTIVIST VALUE FUND URGES YOU TO SIGN, DATE, AND RETURN THE ENCLOSED GOLD PROXY CARD, OR VOTE YOUR SHARES BY TELEPHONE OR OVER THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE GOLD PROXY CARD, TODAY!

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If your Shares are registered in your own name, please sign and date the enclosed GOLD proxy card and return it to the Shamrock Activist Value Fund, c/o MacKenzie Partners, Inc., in the enclosed postage-paid envelope today.

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If you have previously signed and returned a white proxy card to the Company, you have the right to change your vote. Only your latest dated proxy card will count at the Annual Meeting. To revoke any white proxy card you have already sent to the Company, please sign, date, and mail the enclosed GOLD proxy card in the enclosed postage-paid envelope today. You can also revoke a prior white proxy by submitting a later vote by telephone or over the internet by following the telephone or internet voting instructions on the GOLD proxy card. Any proxy may be revoked at any time prior to the Annual Meeting by delivering a written notice of revocation or a later dated proxy for the Annual Meeting to MacKenzie Partners, Inc., by submitting a later vote by telephone or over the internet as described on the GOLD proxy card, or by voting in person at the Annual Meeting.

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If any of your Shares were held in the name of a brokerage firm, bank, bank nominee, or other institution on the Record Date, only that institution can vote those Shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct them to sign, date and return a GOLD proxy card or vote by telephone or over the internet on your behalf. The Shamrock Activist Value Fund urges you to confirm your instructions in writing to the person responsible for your account and to provide a copy of those instructions to the Shamrock Activist Value Fund, c/o MacKenzie Partners, Inc., at the address set forth below and on the back cover of this Proxy Statement, so that we are aware of your instructions and can attempt to ensure that they are followed.

After signing, dating and returning a GOLD proxy card or voting your Shares pursuant to the telephone or internet voting instructions on the GOLD proxy card, please do not sign or return any white proxy card, even as a sign of protest, because only your latest dated proxy card will be counted. If you vote by telephone or over the internet pursuant to the voting instructions on the GOLD proxy card, you do NOT need to return a GOLD proxy card.

If you have any questions regarding your proxy, or need assistance in voting your Shares, please contact MacKenzie Partners, Inc., our proxy solicitor, at:

MacKenzie Partners, Inc.

105 Madison Avenue, 17th Floor

New York, NY 10016

1-800-322-2885

coinstarproxy@mackenziepartners.com

PROPOSAL 1—ELECTION OF DIRECTORS

The Board is currently composed of seven directors, divided into three classes elected for three-year terms. At the Annual Meeting, three of the seven directors will be elected. The Shamrock Activist Value Fund is seeking your support to elect our Nominees to the Board to serve until the 2011 annual meeting of Coinstar stockholders or until their successors are duly elected and qualified. As the holder of approximately 13.4% of the Shares outstanding as of February 8, 2008, we are the largest stockholders of Coinstar and, by virtue of our Share ownership, we believe our economic interests are directly aligned with the economic interests of our fellow Coinstar stockholders.

Background of Our Nominations

The Shamrock Activist Value Fund has been a Coinstar stockholder since 2005. We have communicated with Coinstar on numerous occasions since then regarding matters we believe are important to maximizing stockholder value, including implementing corporate governance best practices, properly linking pay to performance, properly aligning management’s and the Board’s interests with the interests of Coinstar’s stockholders, and improving the performance of Coinstar’s business and its investments. More recently, the Shamrock Activist Value Fund sought to engage in a dialogue with Coinstar regarding increasing the level of direct investor representation on Coinstar’s Board. The Shamrock Activist Value Fund ultimately determined that Coinstar’s Board and management were unlikely to voluntarily increase the level of direct investor representation on Coinstar’s Board, and therefore concluded that nominating our own Nominees for election to the Board at the Annual Meeting would be the most viable path to achieving that goal. Therefore, on April 4, 2008, the Shamrock Activist Value Fund submitted written notice to Coinstar of our intent to nominate the Nominees for election to the Board at the Annual Meeting and to solicit proxies for their election. To date, Coinstar has not contacted the Shamrock Activist Value Fund to discuss or interview its Nominees. In fact, within days following notice of our nominations, Coinstar set the Record Date and the meeting date for the Annual Meeting, filed their preliminary proxy materials, and nominated its own slate of incumbent directors.

Reasons to Vote for the Nominees

We believe our three Nominees possess independence from Coinstar and therefore can act in an unbiased and objective manner to seek to maximize value for all Coinstar stockholders. Our nominees have indicated that if they are elected they intend to focus on providing active oversight of management, working with their fellow Board members to hold management accountable for Coinstar’s performance and emphasizing the importance of transparency and clarity in Coinstar’s communications to its stockholders.

Our Nominees are independent from the Company in accordance with U.S. Securities and Exchange Commission (the “SEC”) and The NASDAQ Global Market rules on board independence. Our Nominees have advised us that, if elected, they are committed to acting in the best interests of the Company’s stockholders and we believe they will perform their duties diligently and promptly.

The Shamrock Activist Value Fund believes that a change in composition of the Board is necessary to maximize value for the benefit of all stockholders, by bringing new perspectives in the Board room and providing the opportunity to address issues that the Shamrock Activist Value Fund believes are critical to Coinstar’s success, as described in greater detail below. Since 2002, the Company has invested over $350 million in cash and stock to acquire its entertainment and money transfer businesses (and made substantial subsequent capital expenditures with respect to the entertainment business). The Company’s return on invested capital (“ROIC”), a financial metric which we believe correlates strongly to stockholder value, has declined by over 50% from the year before these acquisitions were made to the end of 2007, from 12.7% to approximately 5.7%. We believe that the Company, after many years of significant investment, has the potential to solidify a strong business platform and should shift its focus to maximizing the earnings power of its current business lines and improving its ROIC.

Accordingly, we expect our Nominees will focus their efforts and advocacy in the following areas:

(1)	Operational Focus: Focus management on (i) execution in each the Company’s core businesses, including, but not limited to, a smooth implementation of coin and Redbox machine installations, (ii) stabilizing and then improving the financial performance of the entertainment division, and (iii) improving the profitability of its money transfer investments;

(2)	Strategic Plans/Transparency: Optimizing strategic plans related to the Company’s existing business segments and improving transparency and clarity in Coinstar’s communication to its stockholders;

(3)	Capital Management: Developing a more appropriate capital management structure and capital allocation discipline; and

(4)	Compensation and Corporate Governance: Improving the Company’s compensation plans and policies to create stronger long-term alignment with stockholders and institute a de-staggered Board.

The changes we propose, together with the addition of our Nominees to the Board, are intended to promote Board room discussion and focus on management and director accountability, ways to foster the alignment of the interests of Coinstar’s management and Board with those of the Company’s stockholders, and to cause the Board to consider ways to improve Coinstar’s performance and its ROIC, including those described above, with the goal of enhancing value for all of the Company’s stockholders.

Background of Our Nominees

Set forth below are the name, age, business address, present principal occupation, employment history and directorships of publicly held companies of each of our Nominees for at least the past five years. Each of our Nominees has consented to serve as a director of the Company and to be named in this Proxy Statement as our Nominee. None of the entities referenced below is a parent or a subsidiary of the Company.

Name	Age	Present Principal Occupation, Five Year Employment History, Business Address, and Public Company Directorships
Eugene I. Krieger	68	Since July 1999, Mr. Krieger has served as the Vice Chairman and Chief Operating Officer of Shamrock Holdings Inc. (“SHI”). Prior to joining SHI in July 1999, Mr. Krieger was a senior tax partner at PricewaterhouseCoopers LLP (“PWC”) in Southern California. While at PWC, he served as managing partner of the Southern California tax practice, was a member of the firm’s Policy Board of Directors and served as a business and tax advisor to a wide range of prominent clients. Mr. Krieger has served as the Vice Chairman of the Board of the Colburn School since 2003. He has also served as Director of the Beverly Hills Education Foundation since 1996, a Director of JTN Productions since 1995, a Director and Trustee of Facing History and Ourselves since 2002, and Chairman of their L.A. Regional Advisory Board since 2005. Mr. Krieger has also served as a Director of the Colburn Foundation since 1999, a Director of the Colburn Music Fund since 1999 and a Director of Temple Emanuel of Beverly Hills since 2007. Mr. Krieger graduated from the University of California, Los Angeles with a Bachelor of Science degree. Mr. Krieger’s principal business address is 4444 Lakeside Drive, Burbank, California 91505.

John M. Panettiere	70	Mr. Panettiere is the founder and, since 2005, has been the Chief Executive Officer of John M. Panettiere Business Consulting. From 2001 to 2004, Mr. Panettiere served as a management consultant to Blount International, Inc. (NYSE:BLT), a manufacturer of outdoor products, sporting equipment and industrial power equipment. Mr. Panettiere has served as a member of the advisory panel of the Shamrock Activist Value Fund since 2002. He also has served as a Director of Altec Industries, Inc., a manufacturer of specialty equipment for the electric utility, telecommunications and tree care industries since 1996, and Gencor Industries, Inc. (NasdaqGM: GENC), a manufacturer of industrial process equipment since 2002. Mr. Panettiere has also served as a member of the Board of Trustees of Westminster College since 1994 and as a Director of Area Chamber Commerce since 1993. Mr. Panettiere graduated from Westminster College with a Bachelor of Arts degree. Mr. Panettiere’s principal business address is 196 Ft. Toulouse Road Suite C, Wetumpka, Alabama 96092.

Arik Ahitov	32

Mr. Ahitov joined Shamrock Capital Advisors, Inc. (“SCA”) in September 2004, where he currently serves as a Vice President, a position he has held since September 2006. SCA is a Delaware corporation which provides management consulting services, as described below in the section entitled “CERTAIN INFORMATION CONCERNING THE PARTICIPANTS”. Mr. Ahitov has also served as a portfolio manager for the Shamrock Activist Value Fund since September 2004 and is a CFA Level 3 candidate. Prior to obtaining his Masters in Business Administration from the University of California, Los Angeles Anderson School of Management, which he attended from September 2002 to June 2004, Mr. Ahitov served as a consultant for Mitchell Madison Group, a management consulting firm, a business strategy analyst for FreeDecision, a technology start-up company, and as an investment banker at both Salomon Smith Barney, a financial advisory services firm, and Royal Management, an investment services firm. Mr. Ahitov graduated from Northwestern University with a Bachelor of Arts degree. Mr. Ahitov’s principal business address is 4444 Lakeside Drive, Burbank, California 91505.

Arrangements and Understandings with Our Nominees

In connection with their employment by SCA, Messrs. Krieger and Ahitov have certain rights to indemnification for their services on behalf of SCA. The Shamrock Activist Value Fund provides Mr. Panettiere with an annual retainer and other compensation for his services on the Advisory Panel of the Shamrock Activist Value Fund. In connection with his services, the Shamrock Activist Value Fund has also agreed to provide certain indemnification rights to Mr. Panettiere.

If elected, our Nominees will constitute a minority of the Board. Accordingly, our Nominees will not be able to adopt any measures without the support of at least some members of the current Board. We therefore expect our Nominees to raise their concerns with, and advocate their recommendations for, the Company’s business to the other members of the Board. Our Nominees have indicated that if elected they will seek to focus the Board’s and management’s attention on improving the performance of the Company’s existing business lines and will seek to work cooperatively with the other members of the Board to pursue the initiatives and implement the changes described in “Reasons to Vote for the Nominees” above.

There can be no assurance that the actions our Nominees intend to take as described above will be implemented if they are elected, or that the election of our Nominees will improve the Company’s business or otherwise enhance stockholder value. Electing our Nominees will have only the legal effect of replacing incumbent directors of the Company with our Nominees. However, we believe the election of our Nominees will send an important message to the Board and current management about Coinstar stockholders’ desire for more direct investor representation on the Board and will provide our Nominees a mandate to seek to maximize stockholder value.

The Shamrock Activist Value Fund expects our Nominees will be able to stand for election to the Board, but, in the event that any persons are unable to serve or for good cause will not serve, all Shares represented by the enclosed GOLD proxy card will be voted for substitute Nominee(s) selected by the Shamrock Activist Value Fund. In addition, the Shamrock Activist Value Fund reserves the right to nominate substitute Nominee(s) if the Company makes or announces any changes to the Company’s Bylaws or Certificate of Incorporation or takes or announces any other action that has, or if consummated would have, the effect of disqualifying our Nominee(s). In any such case, Shares represented by the enclosed GOLD proxy card also will be voted for such substitute Nominee(s).

PLEASE VOTE “FOR” THE ELECTION OF OUR NOMINEES

BY SIGNING, DATING AND RETURNING A GOLD PROXY CARD, OR VOTING BY TELEPHONE

OR OVER THE INTERNET AS DESCRIBED ON THE GOLD PROXY CARD, TODAY.

OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

According to Coinstar’s Proxy Statement, Coinstar stockholders will also be asked to vote on the ratification of the selection of KPMG LLP as the Company’s Independent Registered Public Accounting Firm. Please refer to Coinstar’s Proxy Statement for a more detailed discussion of this proposal. This proposal is outlined in summary form below.

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company is soliciting proxies to ratify the Audit Committee’s selection of KPMG LLP as Coinstar’s independent auditors for the coming fiscal year. The Shamrock Activist Value Fund does not object to the ratification of the Audit Committee’s selection of KMPG LLP as the Company’s independent auditors.

The accompanying GOLD proxy card will be voted in accordance with your instruction on such card. You may vote for, against or abstain from voting on Proposal 2 described above by marking the relevant box on the GOLD proxy card. If you do not provide voting instructions on Proposal 2, the proxies named in the GOLD proxy card intend to vote your Shares on Proposal 2 as recommended by the Shamrock Activist Value Fund in its sole discretion.

OTHER PROPOSALS

The Shamrock Activist Value Fund and its affiliates are not aware of any other business to be presented at the Annual Meeting, nor does the Company’s Proxy Statement replace any such other business as being expected to come before the stockholders at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons named on the enclosed GOLD proxy card will vote all Shares subject to GOLD proxies on any such other matters in accordance with their judgment.

RECORD DATE AND VOTING

According to the Company Proxy Statement, as of the close of business of April 11, 2008, the Record Date for the Annual Meeting, there were [            ] Shares issued and outstanding entitled to be voted at the Annual Meeting. Each Share is entitled to one vote on each matter submitted to a vote of stockholders. Only the stockholders of record as of the Record Date will be entitled to vote at the Annual Meeting. If your Shares are registered directly in your name with the Company’s transfer agent, you are considered the stockholder of record with respect to those Shares, and these proxy materials are being sent directly to you. If you are a stockholder of record, you have the right with respect to all Shares you hold registered in your name to submit your voting proxy directly to the Company using the enclosed GOLD proxy card, or to vote by telephone or over the internet as described on the enclosed GOLD proxy card, or to vote in person at the Annual Meeting. If you vote by telephone or over the internet pursuant to the voting instructions on the GOLD proxy card, you do NOT need to return a GOLD proxy card.

If your Shares are held in a stock brokerage account, by a bank or other nominee, you are considered the beneficial owner of Shares held in “street name.” If that is the case, these proxy materials are being forwarded to you by your broker who is considered, with respect to those Shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee holder to vote your Shares, and your bank, broker or other nominee holder should have enclosed a voting instruction card for you to use to indicate how you want your Shares to be voted. If your Shares are held by a bank, broker or other nominee holder, please return your voting instruction card as early as possible to ensure that your Shares will be voted in accordance with your instructions. You are also invited to attend the Annual Meeting; however, since you are not the stockholder of record, you may not vote any Shares that are held by a nominee for you in person at the meeting unless you specifically request a document called a “legal proxy” from your bank, broker or other nominee holder and bring it to the Annual Meeting.

Under Delaware law and the Company’s Bylaws, the presence of a quorum is required to transact business at the Annual Meeting. A quorum is defined as the presence, either in person or by proxy, of a majority of the Shares outstanding entitled to vote at the Annual Meeting. Abstentions and broker non-votes are considered to be Shares present for the purpose of determining whether a quorum exists. A broker non-vote occurs when a nominee holding Shares of a beneficial owner does not vote on a particular non-routine proposal because the nominee does not have discretionary voting power with respect to that proposal. Because the election of directors at the Annual Meeting is a “contested election” (meaning there are more nominees than directors up for election), banks, brokers and nominee holders do not have discretionary authority to vote your Shares, and your votes will not be cast or counted unless you specifically instruct your bank, broker or other nominee holder how you want them to vote your Shares for you.

Because, as of the date of this Proxy Statement, there are more Nominees for election to the Board than the number of directors to be elected at the Annual Meeting, Coinstar has announced that it considers this to be a contested election and therefore, under its bylaws, a plurality voting standard will apply to the election of the directors at the Annual Meeting. Under a plurality voting standard, the three nominees receiving the highest number of affirmative votes of the Shares present in person or represented by proxy at the Annual Meeting and entitled to vote shall be elected to the Board. That means, for our three nominees to be elected to the Board at the Annual Meeting, they must each receive more “FOR” votes than the Company’s nominees and any other nominees proposed for election to the Board. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but under a plurality voting standard have no legal effect under Delaware law. Generally, for each other item properly presented for a vote, the affirmative vote of the holders of a majority of the Shares represented in person or by proxy and entitled to vote on the item will be required for approval. Abstentions and broker non-votes are not counted as votes present for the purpose of electing directors. Coinstar stockholders of record may appoint proxies to vote their Shares by signing, dating, and mailing the GOLD proxy card in the enclosed postage-paid envelope.

If your Shares are held for you in the name of a bank, broker, nominee or custodian and you want to vote in person at the Annual Meeting, you may specially request a document called a “legal proxy” from the custodian and bring it to the Annual Meeting.

If you need assistance in completing a GOLD proxy card or in voting your Shares, please contact our proxy solicitor, MacKenzie Partners, Inc., toll-free at 1-800-322-2885 or by email at coinstarproxy@mackenziepartners.com.

Shares represented by properly executed, but unmarked, GOLD proxy cards will be voted at the Annual Meeting FOR the election of our Nominees to the Board and, in the discretion of the persons named as proxies, on all other matters as may properly come before the Annual Meeting.

You are being asked to elect our Nominees to the Board for a three-year term commencing immediately after the Annual Meeting and expiring at the 2011 annual meeting.

REVOCATION OF PROXIES

Stockholders of the Company may revoke their proxies at any time prior to the vote at the Annual Meeting by attending the Annual Meeting and voting the Shares held in their name or subject to a “legal proxy” from their nominee holder in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a properly completed and subsequently dated proxy, or the submission of a later dated vote by telephone or over the internet as described on the GOLD proxy card, will also constitute a revocation of any earlier dated proxy with respect to these Shares. Written notices of revocation may be delivered either to the Shamrock Activist Value Fund c/o MacKenzie Partners, Inc., its proxy soliciter, at its address set forth on the back cover of this Proxy Statement, or to the Company at 1800 114th Avenue S.E., Bellevue, Washington 98004 or any other address provided for the purpose of revoking proxies by the Company. Although a written notice of revocation is effective if delivered to the Company, the Shamrock Activist Value Fund requests that either the original or photostatic copies of all written notices of revocation be mailed to the Shamrock Activist Value Fund in care of its proxy soliciter at the address set forth on the back cover of the Proxy Statement so that the Shamrock Activist Value Fund will be aware of all revocations. Additionally, MacKenzie Partners, Inc. may use this information to contact stockholders who have revoked their proxies in order to solicit later dated GOLD proxies for the election of our Nominees.

IF YOU WISH TO VOTE “FOR” THE ELECTION OF OUR NOMINEES TO THE

BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GOLD

PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED, OR VOTE BY TELEPHONE OR OVER THE INTERNET BY FOLLOWING THE VOTING INSTRUCTIONS ON THE GOLD PROXY CARD, TODAY!.

ADDITIONAL INFORMATION

The principal executive offices of the Company are located at 1800 114th Avenue S.E., Bellevue, Washington 98004. Except as otherwise noted herein, the information concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

The principal executive offices of the Shamrock Activist Value Fund and each of the Nominees is 4444 Lakeside Drive, Burbank CA 91505, except the principal business address of Mr. Panettiere is 196 Ft. Toulouse Road Suite C, Wetumpka, Alabama 96092.

PROXY SOLICITATION; EXPENSES

GOLD proxies may be solicited in person, by mail, advertisement, telephone, telecopier, telegraph or email. Solicitations may be made by the Shamrock Activist Value Fund, our Nominees, affiliates of the Shamrock Activist Value Fund and each of their respective employees and representatives, none of whom will receive additional compensation for such solicitation. Proxies will be solicited from individuals, brokers, banks, bank nominees, and other institutional holders. We have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record. We will reimburse these record holders for their reasonable out-of-pocket expenses.

The Shamrock Activist Value Fund has agreed to indemnify our Nominees against any liabilities, costs and expenses related to this proxy solicitation. The Shamrock Activist Value Fund and our Nominees intend to enter into written indemnification agreements, providing indemnification to our Nominees for liabilities, costs and expenses suffered or incurred in connection with serving as our Nominee for election to the Board at the Annual Meeting.

In addition, the Shamrock Activist Value Fund has retained MacKenzie Partners, Inc. to solicit proxies on its behalf in connection with the Annual Meeting. MacKenzie Partners, Inc. will employ approximately 35 people in its efforts. We have agreed to reimburse MacKenzie Partners, Inc. for its reasonable expenses and to pay MacKenzie Partners, Inc. a fee up to $[            ]. We anticipate that the reasonable expenses incurred by the MacKenzie Partners, Inc. and the Shamrock Activist Value Fund in connection herewith for printing, publishing, mailing, etc. will amount to, in the aggregate, approximately $350,000. If the Shamrock Activist Value Fund is successful with this proxy solicitation and any of our Nominees are elected to the Board, the Shamrock Activist Value Fund will seek reimbursement from the Company for any expenses or costs incurred or reimbursed by the Shamrock Activist Value Fund in connection with nominating the Nominees and soliciting proxies for their election, including the proxy solicitation fee paid to the MacKenzie Partners, Inc., but does not intend to submit the issue of reimbursement to a vote of security holders.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The Shamrock Activist Value Fund is a participant in this solicitation. As of the Record Date and April [    ], 2008, the approximate date on which this Proxy Statement and the GOLD proxy card are being mailed to stockholders, SAVF is the owner of 2,521,213 Shares, of which 1,000 Shares are held of record by SAVF and which represents approximately 9.1% percent of the Shares issued and outstanding on the Record Date. SAVF II is the owner of 1,041,863 Shares, which represents approximately 3.8% percent of the Shares issued and outstanding on the Record Date, and SAVF III is the owner of 149,679 Shares, which represents approximately 0.5% percent of the Shares issued and outstanding on the Record Date. All of the foregoing percentages are calculated based on the number of Shares the Company reported as being outstanding as of February 8, 2008, the date as of which the Company last publicly disclosed the number of Shares outstanding. None of the Nominees hold any Shares of record or beneficially through any nominee holder, and disclaim any direct or indirect beneficial ownership of any Shares held by the Shamrock Activist Value Fund.

Shamrock Activist Value Fund GP, L.L.C., a Delaware limited liability company (“Shamrock GP”) is the general partner of each of SAVF, SAVF II and SAVF III and Shamrock Partners Activist Value Fund, L.L.C., a Delaware limited liability company (“Shamrock Partners”) is the managing member of Shamrock GP. The managing members of Shamrock Partners are Shamrock Holdings of California, Inc., a California corporation (“SHOC”) and Stanley P. Gold, an individual who is President of Shamrock Partners, SCA, SHOC and SHI. All of the capital stock of SHOC is owned by SHI.

The Roy E. Disney Trust and the Patricia A. Disney Trust each own approximately 2.26% of the common stock of SHI. Roy Patrick Disney, Susan Disney Lord, Abigail Edna Disney and Timothy J. Disney own an aggregate of approximately 45.4% of the common stock of SHI. In addition, Mr. Gold is the sole trustee of four trusts established for the benefit of Roy Patrick Disney, Susan Disney Lord, Abigail Edna Disney and Timothy J. Disney, which hold an aggregate of approximately 50% of SHI common stock. Mr. Gold is also the trustee of the Patricia Disney Trust.

Because Shamrock GP and Shamrock Partners may directly or indirectly exercise control over the Shamrock Activist Value Fund, they may be deemed to beneficially own the Shares held by the Shamrock Activist Value Fund and, together with SCA , SHOC, SHI and Mr. Gold, are participants in the solicitation of GOLD proxies for the Annual Meeting. The principal executive offices of Shamrock GP, Shamrock Partners, SCA, SHOC, SHI and Mr. Gold are located at 4444 Lakeside Drive, Burbank, California 91505.

The Shamrock Activist Value Fund is primarily engaged in the business of investing in the securities of publicly traded small and micro-cap companies in the United States. The principal business of Shamrock GP is acting as general partner of Shamrock Activist Value Fund and the principal business of Shamrock Partners is acting as the managing member of Shamrock GP. SHOC and SHI, together with their subsidiary entities, are holding companies engaged in the making, holding and disposing of investments in various industries, principally in the United States and Israel. SCA is a subsidiary of SHOC that provides management and consulting services to SHOC, the Shamrock Activist Value Fund, and other private investment funds organized by SCA.

For more information regarding (a) ownership of the Shares by the Shamrock Activist Value Fund, the other participants, and our Nominees and (b) purchases and sales of Shares during the past two years by the Shamrock Activist Value Fund, the other participants, and our Nominees, see Schedule I attached hereto.

No Nominee is involved in any material pending legal proceeding with respect to the Company. Except as set forth above or as otherwise set forth in this Proxy Statement, there is no other arrangement or understanding between any Nominee and any other person pursuant to which he was or is to be selected as a Nominee or director. None of our Nominees currently holds any position or office with the Company or has ever served previously as a director of the Company.

The Shamrock Activist Value Fund reserves the right to retain one or more financial advisors and proxy solicitors, who may be considered participants in a solicitation under Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Except as set forth in this Proxy Statement, including Schedule I hereto:

(i)	no participant in this solicitation directly or indirectly beneficially owns any securities of the Company;

(ii)	no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially;

(iii)	no participant in this solicitation has purchased or sold any securities of the Company during the past two years;

(iv)	no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities;

(v)	no participant in this solicitation is, or within the past year was, a party to any contract, arrangement or understanding with any persons with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profits, divisions of losses or profits, or the giving or withholding of proxies;

(vi)	no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company;

(vii)	no participant in this solicitation owns beneficially, directly or indirectly, any securities of a parent or subsidiary of the Company;

(viii)	no participant in this solicitation or any of its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is a party, in which the amount involved exceeds $120,000;

(ix)	no participant in this solicitation or any of its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and

(x)	no person, including the participants in this solicitation, who is a party to an arrangement or understanding pursuant to which our Nominees are proposed to be elected, has a substantial interest, direct or indirect, by security holdings or otherwise, in any manner to be acted on at the Annual Meeting.

For the purposes of the foregoing, the term “associate” shall have the meaning set forth in Rule 14a-1 of Regulation 14A promulgated under the Exchange Act and the term “participant” shall have meaning set forth in the Item 4 of Schedule 14A.

ADDITIONAL INFORMATION

The Shamrock Activist Value Fund has omitted from this proxy statement certain information regarding the Company that may be deemed to be required by applicable law and that are included in the Company’s Proxy Statement (the “Company Proxy”) for the Annual Meeting. This information includes, among other things:

•

Information relating to the ownership of Company securities by certain beneficial owners (see the section entitled “Security Ownership of Certain Beneficial Owners, Directors, and Management” in the Company Proxy);

•

Information concerning the procedures for submitting stockholder proposals and director nominations and for consideration of stockholder proposals for inclusion in Coinstar’s proxy materials (see the section entitled “Additional Information” in the Company Proxy);

•

Information regarding the Company’s directors, including its nominees for election at the Annual Meeting (see Appendix I to the Company Proxy and the section entitled “Proposal 1: Election of Directors” in the Company Proxy) and its executive officers (see the section entitled “Executive Officers” in the Company Proxy); and

•

Information regarding the Company’s compensation policies and compensation paid or payable to Coinstar directors and executive officers (see the sections entitled “2007 Director Compensation Table”, “Equity Compensation Plan Information”, “Compensation Discussion and Analysis”, “Report of the Compensation Committee”, and “Named Executive Officer Compensation” in the Company Proxy).

Stockholders should refer to the Company Proxy to review the Company’s disclosures with respect to these matters. Because the Shamrock Activist Value Fund did not prepare the Company Proxy or Coinstar’s other SEC filings and does not have first hand knowledge of, or any way to independently verify the accuracy or completeness of, the information contained therein, the Shamrock Activist Value Fund takes no responsibility for the accuracy or completeness of any such documents or filings.

THE COMPANY PROXY STATEMENT IN ORDER TO REVIEW THESE DISCLOSURES.

The Company is subject to the periodic reporting requirements of the Exchange Act and in accordance therewith is required to file reports, proxy statements and other information with the SEC Reports, registration statements, proxy statements and other information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. Documents filed electronically by the Company are also available at the SEC’s Web site (http://www.sec.gov).

PLEASE VOTE FOR OUR NOMINEES BY SIGNING, DATING AND RETURNING A GOLD PROXY CARD, OR VOTE BY TELEPHONE OR OVER THE INTERNET BY FOLLOWING THE VOTING INSTRUCTIONS ON THE GOLD PROXY CARD, TODAY!

Dated: April 23, 2008

Sincerely,

Shamrock Activist Value Fund, L.P.

Shamrock Activist Value Fund II, L.P.

Shamrock Activist Value Fund III, L.P.

Shamrock Activist Value Fund GP, L.L.C.

Shamrock Partners Activist Value Fund, L.L.C.

Shamrock Capital Advisors, Inc.

Shamrock Holdings of California, Inc.

Shamrock Holdings, Inc.

Stanley P. Gold

Eugene I. Krieger

John M. Panettiere

Arik Ahitov

SCHEDULE I

A.	Beneficial Ownership of Shares

The following table sets forth information with respect to the beneficial ownership of the Shares by each of the participants as of April 11, 2008, the Record Date for the Annual Meeting. The percentage of ownership information is based on 27,738,062 Shares outstanding as of February 8, 2008, as disclosed in the Company’s Quarterly Report on Form 10-K filed February 29, 2008. Except as set forth below, none of our Nominees nor any of the other participants hold any Shares of record or beneficially and each of the participants disclaims any beneficial ownership of any Shares held by the others. The business address of each of the participants and each of the Nominees is 4444 Lakeside Drive, Burbank, CA 91505, except the business address for Mr. Panettiere which is 196 Ft. Toulouse Road Suite C, Wetumpka, Alabama 96092.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Common Stock	Shamrock Activist Value Fund, L.P.	2,521,213	(2)	9.1%
Common Stock	Shamrock Activist Value Fund II, L.P.	1,041,863	(3)	3.8%
Common Stock	Shamrock Activist Value Fund III, L.P.	149,679	(4)	0.5%
Common Stock	Shamrock Activist Value Fund GP, L.L.C.	3,712,755	(5)	13.4%
Common Stock	Shamrock Partners Activist Value Fund, L.L.C.	3,712,755	(6)	13.4%
Common Stock	Shamrock Capital Advisors, Inc.	0	(7)	0.0%
Common Stock	Shamrock Holdings of California, Inc.	0	(8)	0.0%
Common Stock	Shamrock Holdings, Inc.	0	(9)	0.0%
Common Stock	Stanley P. Gold	0	(10)	0.0%
Common Stock	Eugene I. Krieger	0	(11)	0.0%
Common Stock	John M. Panettiere	0	(12)	0.0%
Common Stock	Arik Ahitov	0	(13)	0.0%

(1)	SAVF, SAVF II and SAVF III have the same general partner, Shamrock GP. Accordingly, each of SAVF, SAVF II and SAVF III may be deemed for purposes of Section 16 of the Exchange Act, to beneficially own the Shares beneficially owned by the other. Each of SAVF, SAVF II and SAVF III disclaim beneficial ownership of the others’ Shares.
(2)	Includes: (a) 1,000 Shares held of record by SAVF and (b) 2,520,213 Shares held of record by Lehman Brothers as nominee for SAVF.
(3)	Includes: 1,041,863 Shares held of record by Lehman Brothers as nominee for SAVF II.
(4)	Includes: 149,679 Shares held of record by Lehman Brothers as nominee for SAVF III.
(5)	Includes: (a) 2,521,213 Shares beneficially owned by SAVF, (b) 1,041,863 Shares beneficially owned by SAVF II and (c) 149,679 Shares beneficially owned by SAVF III. Shamrock GP may be deemed to beneficially own the Shares beneficially owned by SAVF, SAVF II and SAVF III because it is the general partner of each of SAVF, SAVF II and SAVF III.
(6)	Includes: (a) 2,521,213 Shares beneficially owned by SAVF, (b) 1,041,863 Shares beneficially owned by SAVF II and (c) 149,679 Shares beneficially owned by SAVF III. Shamrock Partners may be deemed to beneficially own the Shares beneficially owned by SAVF, SAVF II and SAVF III because it is the managing member of Shamrock GP.
(7)	SCA does not own any Shares beneficially or of record and disclaims beneficial ownership of any Shares held by the Shamrock Activist Value Fund.
(8)	SHOC does not own any Shares beneficially or of record and disclaims beneficial ownership of any Shares held by the Shamrock Activist Value Fund.
(9)	SHI does not own any Shares beneficially or of record and disclaims beneficial ownership of any Shares held by the Shamrock Activist Value Fund.
(10)	Stanley P. Gold does not own any Shares beneficially or of record and disclaims beneficial ownership of any Shares held by the Shamrock Activist Value Fund.
(11)	Eugene I. Krieger does not own any Shares beneficially or of record and disclaims beneficial ownership of any Shares held by the Shamrock Activist Value Fund.
(12)	John M. Panettiere does not own any Shares beneficially or of record and disclaims beneficial ownership of any Shares held by the Shamrock Activist Value Fund.
(13)	Arik Ahitov does not own any Shares beneficially or of record and disclaims beneficial ownership of any Shares held by the Shamrock Activist Value Fund.

B.	Transactions in Shares During the Past Two Years

Set forth below are the dates on which Shares were purchased by each of the participants or any of their respective affiliates or associates and the amount purchased on such date within the past two years. None of the participants nor any of their respective affiliates and associates have sold any Shares within the last two years. All of the following purchases were made in the open market on NASDAQ. Except as set forth below, none of the Nominees nor any of the other participants has effected any transactions in the Shares during the past two years.

Shamrock Activist Value Fund, L.P.		Shamrock Activist Value Fund II, L.P.		Shamrock Activist Value Fund III, L.P.
Date	No. of Shares	Date	No. of Shares	Date	No. of Shares
11/17/06	765,370	11/17/06	712,118	11/17/06	127,477
01/12/07	16,449	01/12/07	3,013	01/12/07	538
01/16/07	16,449	01/16/07	3,013	01/16/07	538
01/17/07	16,446	01/17/07	3,016	01/17/07	538
01/18/07	16,446	01/18/07	3,016	01/18/07	538
01/19/07	7,071	01/19/07	1,297	01/19/07	232
01/22/07	9,374	01/22/07	1,718	01/22/07	308
01/23/07	9,128	01/23/07	1,673	01/23/07	299
01/24/07	5,920	01/24/07	1,086	01/24/07	194
01/25/07	12,331	01/25/07	2,265	01/25/07	404
01/26/07	8,220	01/26/07	1,510	01/26/07	270
01/29/07	12,330	01/29/07	2,265	01/29/07	405
01/30/07	12,330	01/30/07	2,265	01/30/07	405
01/31/07	12,326	01/31/07	2,269	01/31/07	405
02/01/07	8,465	02/01/07	1,558	02/01/07	277
02/02/07	12,326	02/02/07	2,269	02/02/07	405
02/05/07	12,326	02/05/07	2,269	02/05/07	405
02/06/07	12,327	02/06/07	2,269	02/06/07	404
02/07/07	12,326	02/07/07	2,269	02/07/07	405
02/08/07	12,326	02/08/07	2,269	02/08/07	405
02/09/07	4,930	02/09/07	908	02/09/07	162
02/12/07	12,326	02/12/07	2,269	02/12/07	405
02/13/07	12,326	02/13/07	2,269	02/13/07	405
02/14/07	12,321	02/14/07	2,273	02/14/07	406
02/15/07	11,663	02/15/07	2,152	02/15/07	385
02/16/07	7,722	02/16/07	1,424	02/16/07	254
02/20/07	4,108	02/20/07	757	02/20/07	135
02/21/07	8,049	02/21/07	1,485	02/21/07	266
02/22/07	12,321	02/22/07	2,272	02/22/07	407
02/23/07	6,079	02/23/07	1,121	02/23/07	200
02/26/07	10,104	02/26/07	1,863	02/26/07	333
02/27/07	16,428	02/27/07	3,030	02/27/07	542
03/01/07	2,383	03/01/07	439	03/01/07	78
03/02/07	12,318	03/02/07	2,275	03/02/07	407
03/05/07	4,107	03/05/07	758	03/05/07	135
03/06/07	1,643	03/06/07	303	03/06/07	54
03/07/07	4,107	03/07/07	758	03/07/07	135
03/08/07	4,107	03/08/07	758	03/08/07	135
03/09/07	2,956	03/09/07	546	03/09/07	98
03/13/07	4,107	03/13/07	758	03/13/07	135
03/14/07	4,107	03/14/07	758	03/14/07	135
03/15/07	4,107	03/15/07	758	03/15/07	135
03/16/07	4,107	03/16/07	758	03/16/07	135
03/19/07	4,107	03/19/07	758	03/19/07	135
03/20/07	4,107	03/20/07	758	03/20/07	135
03/21/07	3,449	03/21/07	637	03/21/07	114
03/22/07	4,107	03/22/07	758	03/22/07	135
03/23/07	4,107	03/23/07	758	03/23/07	135

03/26/07	2,136	03/26/07	394	03/26/07	70
03/27/07	3,449	03/27/07	637	03/27/07	114
03/29/07	3,037	03/29/07	562	03/29/07	101
03/31/07	4,106	03/31/07	759	03/31/07	135
04/02/07	4,106	04/02/07	759	04/02/07	135
04/03/07	4,106	04/03/07	759	04/03/07	135
04/04/07	4,118	04/04/07	750	04/04/07	132
04/05/07	2,469	04/05/07	451	04/05/07	80
04/10/07	4,118	04/10/07	750	04/10/07	132
04/11/07	739	04/11/07	137	04/11/07	24
04/12/07	2,706	04/12/07	505	04/12/07	89
04/13/07	2,379	04/13/07	443	04/13/07	78
04/16/07	2,623	04/16/07	490	04/16/07	87
04/17/07	4,102	04/17/07	764	04/17/07	134
04/18/07	4,065	04/18/07	802	04/18/07	133
04/20/07	1,640	04/20/07	306	04/20/07	54
04/23/07	575	04/23/07	107	04/23/07	18
04/25/07	4,102	04/25/07	764	04/25/07	134
04/26/07	3,346	04/26/07	624	04/26/07	110
04/27/07	4,102	04/27/07	764	04/27/07	134
04/30/07	4,102	04/30/07	764	04/30/07	134
05/01/07	4,102	05/01/07	764	05/01/07	134
05/02/07	901	05/02/07	169	05/02/07	30
05/03/07	4,101	05/03/07	765	05/03/07	134
05/07/07	4,101	05/07/07	765	05/07/07	134
05/08/07	4,101	05/08/07	765	05/08/07	134
05/09/07	9,000	05/11/07	738	05/11/07	129
05/10/07	9,000	05/14/07	738	05/14/07	129
05/11/07	4,133	05/15/07	738	05/15/07	129
05/14/07	4,133	05/16/07	743	05/16/07	130
05/15/07	4,133	05/17/07	743	05/17/07	130
05/16/07	4,127	05/18/07	743	05/18/07	130
05/17/07	4,127	05/21/07	743	05/21/07	130
05/18/07	4,127	05/22/07	743	05/22/07	130
05/21/07	4,127	05/23/07	759	05/23/07	133
05/22/07	4,127	05/24/07	758	05/24/07	133
05/23/07	4,108	05/25/07	758	05/25/07	133
05/24/07	4,109	05/29/07	758	05/29/07	133
05/25/07	4,109	05/30/07	758	05/30/07	133
05/29/07	4,109	05/31/07	758	05/31/07	133
05/30/07	4,109	06/01/07	758	06/01/07	133
05/31/07	4,109	06/04/07	213	06/04/07	37
06/01/07	4,109	06/05/07	758	06/05/07	133
06/04/07	1,150	06/06/07	758	06/06/07	133
06/05/07	4,109	06/07/07	758	06/07/07	133
06/06/07	4,109	06/08/07	501	06/08/07	89
06/07/07	4,109	06/11/07	758	06/11/07	133
06/08/07	2,710	06/12/07	758	06/12/07	133

06/11/07	4,109	06/13/07	756	06/13/07	134
06/12/07	4,109	06/14/07	757	06/14/07	134
06/13/07	4,110	06/15/07	485	06/15/07	86
06/14/07	4,109	06/19/07	76	06/19/07	14
06/15/07	2,629	06/21/07	681	06/21/07	121
06/19/07	410	06/22/07	756	06/22/07	134
06/21/07	3,698	06/25/07	756	06/25/07	134
06/22/07	4,110	06/26/07	756	06/26/07	134
06/25/07	4,110	06/27/07	756	06/27/07	134
06/26/07	4,110	06/28/07	759	06/28/07	133
06/27/07	4,110	06/29/07	759	06/29/07	133
06/28/07	4,108	07/02/07	728	07/02/07	128
06/29/07	4,108	07/03/07	151	07/03/07	26
07/02/07	3,944	07/09/07	97	07/09/07	17
07/03/07	823	07/10/07	14	07/10/07	2
07/09/07	526	07/26/07	786	07/26/07	138
07/10/07	75	07/27/07	786	07/27/07	138
07/26/07	4,076	07/31/07	786	07/31/07	138
07/27/07	4,076	08/01/07	723	08/01/07	127
07/31/07	4,076	08/02/07	786	08/02/07	138
08/01/07	3,750	08/03/07	786	08/03/07	138
08/02/07	4,076	08/06/07	786	08/06/07	138
08/03/07	4,076	08/07/07	786	08/07/07	138
08/06/07	4,076	08/13/07	47	08/13/07	1
08/07/07	4,076	08/15/07	809	08/15/07	3
08/13/07	237	08/16/07	502	08/16/07	2
08/15/07	4,188	08/21/07	323	08/21/07	1
08/16/07	2,596	08/22/07	16	08/23/07	1
08/21/07	1,676	08/23/07	323	08/27/07	1
08/22/07	84	08/24/07	67	08/28/07	1
08/23/07	1,676	08/27/07	162	09/07/07	1
08/24/07	351	08/28/07	323	09/10/07	1
08/27/07	837	08/29/07	16	09/12/07	1
08/28/07	1,676	09/06/07	161	09/13/07	1
08/29/07	84	09/07/07	323	09/14/07	1
09/06/07	839	09/10/07	323	09/17/07	1
09/07/07	1,676	09/11/07	113	09/18/07	1
09/10/07	1,676	09/12/07	323	09/25/07	5
09/11/07	587	09/13/07	323	09/28/07	2
09/12/07	1,676	09/14/07	210	10/01/07	1
09/13/07	1,676	09/17/07	323	11/02/07	25
09/14/07	1,089	09/18/07	275	11/05/07	20
09/17/07	1,676	09/19/07	16	11/06/07	20
09/18/07	1,424	09/25/07	1,552	11/07/07	20
09/19/07	84	09/28/07	679	11/08/07	20
09/25/07	8,043	10/01/07	420	11/09/07	40
09/28/07	3,519	11/02/07	8,082	12/17/07	10
10/01/07	2,179	11/05/07	6,466	12/18/07	2

11/02/07	41,893	11/06/07	6,466	2/19/07	15
11/05/07	33,514	11/07/07	6,466	12/27/07	15
11/06/07	33,514	11/08/07	6,466	12/28/07	15
11/07/07	33,514	11/09/07	12,931	01/03/08	25
11/08/07	33,514	12/17/07	3,233	01/04/08	25
11/09/07	67,029	12/18/07	8,082	01/07/08	25
12/17/07	16,757	12/19/07	4,849	01/11/08	25
12/18/07	41,893	12/27/07	4,849	01/14/08	25
12/19/07	25,136	12/28/07	4,849	01/18/08	20
12/27/07	25,136	01/03/08	8,082	01/22/08	20
12/28/07	25,136	01/04/08	8,082	01/28/08	25
01/03/08	41,893	01/07/08	8,082	01/29/08	20
01/04/08	41,893	01/11/08	8,082	02/05/08	25
01/07/08	41,893	01/14/08	8,082	02/06/08	25
01/11/08	41,893	01/18/08	6,466	02/21/08	20
01/14/08	41,893	01/22/08	6,466	02/22/08	50
01/18/08	33,514	01/28/08	8,082	02/27/08	25
01/22/08	33,514	01/29/08	6,301	02/28/08	25
01/28/08	41,893	02/05/08	8,082	02/29/08	16
01/29/08	32,655	02/06/08	8,082
02/05/08	41,893	02/21/08	6,466
02/06/08	41,893	02/22/08	16,164
02/21/08	33,514	02/27/08	8,082
02/22/08	83,786	02/28/08	8,082
02/27/08	41,893	02/29/08	5,253
02/28/08	41,893
02/29/08	27,231

PRELIMINARY COPY

COINSTAR, INC.

2008 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE

SHAMROCK ACTIVIST VALUE FUND

PROXY

The undersigned hereby appoints Eugene I. Krieger and Stanley P. Gold, and each of them, (acting alone or together) as its agents and proxies, with full power of substitution, to vote all shares of common stock of Coinstar, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2008 Annual Meeting of Stockholders of the Company scheduled to be held at 1800 114th Avenue S.E., Bellevue, Washington 98004, on June 4, 2008 at 10:00 a.m. (Pacific Standard time), including any adjournments, postponements, or other meeting which may be called in lieu thereof (the “Annual Meeting”).

The solicitation is being made on behalf of Shamrock Activist Value Fund, L.P., a Delaware limited partnership (“SAVF”), Shamrock Activist Value Fund II, L.P., a Virginia limited partnership (“SAVF II”), and Shamrock Activist Value Fund III, L.P., a Delaware limited partnership (“SAVF III” and, together with SAVF and SAVF II, the “Shamrock Activist Value Fund”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse side of this proxy card and in the discretion of the herein named proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to the Shamrock Activist Value Fund a reasonable time before this solicitation.

IF YOU EXECUTE, DATE, AND RETURN THIS PROXY WITHOUT PROVIDING ANY DIRECTION ON THE REVERSE SIDE AS TO HOW THIS PROXY SHOULD BE VOTED (I.E., WITH RESPECT TO THE ELECTION OF NOMINEES TO THE BOARD OF DIRECTORS OF THE COMPANY), THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE SHAMROCK ACTIVIST VALUE FUND IN ITS SOLE DISCRETION.

This proxy will be valid until the sooner of one year from the date indicated on the reverse side hereof or the completion of the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE, AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE HEREOF

PRELIMINARY COPY

g

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 6:00 PM Eastern Time on June 2, 2008, the day prior to the annual meeting.

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	TELEPHONE	MAIL

www.cesvote.com	1-888-693-8683

• Go to the website listed above. • Have your GOLD PROXY CARD ready. • Follow the simple instructions that appear on your computer screen.	• Use any touch-tone telephone. • Have your GOLD PROXY CARD ready. • Follow the simple recorded instructions.	• Mark, sign and date your GOLD PROXY CARD. • Detach your GOLD PROXY CARD. • Return your GOLD PROXY CARD in the postage paid envelope provided.

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

(continued from other side)

▼  DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET  ▼

☒  PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE

PROPOSAL 1: The Shamrock Activist Value Fund has nominated Eugene I. Krieger, John M. Panettiere, and Arik Ahitov (the “Nominees”) as nominees for election to the Board of Directors of the Company (the “Board”) for a three-year term expiring at the 2011 annual meeting of stockholders of the Company.

NOMINEES: - Eugene I. Krieger - John M. Panettiere - Arik Ahitov	FOR ALL NOMINEES ☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES ☐	FOR ALL NOMINEES EXCEPT THOSE NOMINEES WRITTEN BELOW ☐

The Shamrock Activist Value Fund intends to use this proxy to vote FOR Messrs. Krieger, Panettiere, and Ahitov. The Shamrock Activist Value Fund is NOT seeking authority to vote with respect to any of the individuals nominated by the Company (the “Management Nominees”) and WILL NOT exercise any such authority. You should refer to the Company Proxy Statement and form of proxy distributed by the Company for the names, backgrounds, qualifications and other information concerning the Management’s Nominees.

NOTE: If you do not wish for your shares to be voted “FOR” a particular Nominee, mark the “FOR ALL NOMINEES EXCEPT THOSE NOMINEES WRITTEN BELOW” box and write the name(s) of the Nominee(s) you do not support on the line below such box. Your shares will be voted for the remaining Nominee(s).

THE SHAMROCK ACTIVIST VALUE FUND URGES YOU TO VOTE “FOR”

THE ELECTION OF ITS NOMINEES, EUGENE I. KRIEGER, JOHN M. PANETTIERE,

AND ARIK AHITOV, TO THE BOARD OF DIRECTORS

OF THE COMPANY.

PROPOSAL 2: To ratify the appointment of KMPG LLP as independent auditors of the Company:

FOR ☐	AGAINST ☐	ABSTAIN ☐

The Shamrock Activist Value Fund intends to use this proxy to vote in favor of ratifying KPMG LLP as independent auditors.

Dated:
(Signature)

(Signature, if held jointly)

(Title, if any)

IF SHARES ARE HELD JOINTLY, ALL OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS THE NAME APPEARS ON THIS PROXY.